AMENDMENT NO. 3 TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 29, 2008, and is by and among LASALLE BANK NATIONAL ASSOCIATION, for itself as a lender, and as Agent (“Agent”) for the lenders (“Lenders”) from time to time party to the Second Amended and Restated Loan Agreement (as defined below) and APAC CUSTOMER SERVICES, INC., an Illinois corporation (“Borrower”).

Preliminary Statements

Agent and Borrower are party to that certain Second Amended and Restated Loan and Security Agreement dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Second Amended and Restated Loan Agreement.

Borrower has requested, among other things, that Agent and the sole existing Lender amend the Second Amended and Restated Loan Agreement in certain respects, as specified herein, and Agent and the sole existing Lender are willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Second Amended and Restated Loan Agreement. In reliance on the representations and warranties set forth in Section 2 below and subject to the satisfaction of the conditions set forth in Section 3 below, the Second Amended and Restated Loan Agreement is hereby amended as follows:

(a) The definition of “EBITDA” contained in Section 1 of the Second Amended and Restated Loan Agreement is hereby amended and restated as follows:

""EBITDA” shall mean, with respect to any period, Borrower’s and its Subsidiaries’ net income for such period, plus the sum (without duplication) of all amounts deducted in arriving at such net income amount in respect of (i) interest expense for such period, (ii) federal, state and local income taxes for such period, (iii) amounts properly charged for depreciation of fixed assets and amortization of intangible assets (including, without limitation, goodwill, deferred expenses and organization costs) for such period, (iv)  all cash and non-cash restructuring charges incurred during the period from July 1, 2005 through December 31, 2006 and not to exceed $10,000,000 including those in connection with the Restructuring, (v) the write down of goodwill in the quarter ending September 30, 2005 in an amount not to exceed $11,000,000, (vi) with respect to the period beginning after December 31, 2006 and ending on December 28, 2008, cash and non-cash restructuring charges incurred during such period not to exceed $2,500,000 in any Fiscal Year, (vii) non-cash charges related to the expensing of options for Borrower’s common stock incurred during such period, (viii) non-cash asset impairment charges incurred during such period, and (ix) non-cash charges related to expenses and costs incurred during such period in connection with the retirement or termination of any of the officers or managers of Borrower (“Employment Expenses”), all on a consolidated basis, minus cash payments related to Employment Expenses made during such period to the extent non-cash charges related to such Employment Expenses have been added to the calculation of EBITDA during any period, on a consolidated basis.”

(b) Clause (xiii) of the definition of “Eligible Account” contained in Section 1 of the Second Amended and Restated Loan Agreement is hereby amended and restated as follows: “(xiii) it is not an Account which, when added to a particular Account Debtor’s other Accounts owed to Borrower, exceeds twenty percent (20%) (or thirty percent (30%) with respect to Verizon or any of its Affiliates and twenty-five percent (25%) with respect to either Wellpoint, Inc. or UPS or any of their Affiliates) of all Accounts of Borrower or a credit limit determined by Agent (any changes to which Agent will provide notice to Borrower) in its sole discretion, determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be excluded only to the extent of such excess); and”.

2. Representations and Warranties. To induce Agent and the sole existing Lender to execute and deliver this Amendment, Borrower hereby represents and warrants to Agent and Lenders as follows:

(a) The execution, delivery and performance by Borrower of this Amendment are within the organizational power of Borrower, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), other than approvals which could not reasonably be expected to have a Material Adverse Effect on Borrower, and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation, by-laws or any other organizational document of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any property of Borrower, in each case, which contravention or conflict could reasonably be expected to have a Material Adverse Effect on Borrower;

(b) Each of the Second Amended and Restated Loan Agreement, as amended by this Amendment, and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency or other laws related to enforcement of creditor’s rights generally and general principles of equity related to enforcement;

(c) After giving effect to the amendments set forth herein, no Event of Default or event or condition which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing; and

(d) After giving effect to the amendments set forth herein, the representations and warranties of the Borrower contained in the Second Amended and Restated Loan Agreement and the Other Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except for those specific to a past date (which shall be true and correct as of such past date).

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) Agent shall have received a fully executed copy of this Amendment, together with a master reaffirmation of the Other Agreements executed by the Obligors (other than Borrower) in form and content acceptable to Agent;

(b) Agent shall have received a fully executed copy of an amendment to the Second Lien Loan Agreement substantially in the form of Exhibit A hereto;

(c) All proceedings taken in connection with this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel such acceptance to be evidenced by Agent’s execution hereof; and

(d) no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.

4. Miscellaneous.

(a) No Novation. This Amendment is not intended to nor shall be construed to create a novation or accord and satisfaction with respect to any of the Liabilities.

(b) Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Ratification. Except as expressly waived and modified hereby, the Second Amended and Restated Loan Agreement and the Other Agreements each hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof. Agent and Lenders willingness to agree to the amendments herein shall not be deemed to indicate or require Agent’s or Lenders’ willingness to agree to any deviation from the terms of the Second Amended and Restated Loan Agreement (as modified hereby) in the future.

(d) Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Choice of Law. This Amendment shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION, as Agent and the sole existing Lender By /s/ Andy Heinz

Its First Vice President

APAC CUSTOMER SERVICES, INC.,
as Borrower
By /s/ George H. Hepburn
Its SVP and Chief Financial Officer

EXHIBIT A